EXHIBIT 11


                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                             Life USA HOLDING, INC.
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                               Three months ended September 30,      Nine months ended September 30,
                                                                ------------------------------        ------------------------------
                                                                       1997               1996               1997               1996
                                                                -----------        -----------        -----------        -----------
PRIMARY
Average shares outstanding and to be issued                      21,910,297         20,927,005         21,612,947         20,702,575

Net effect of dilutive stock options and warrants having
   exercise prices less than the average market price
   of the common stock using the treasury stock method            1,309,738            151,586            681,604            141,130

Common equivalent shares assuming conversion
   of convertible subordinated debentures                         2,423,125          2,400,000          2,423,125          2,400,000
                                                                -----------        -----------        -----------        -----------

Total common and common equivalent shares                        25,643,160         23,478,591         24,717,676         23,243,705
                                                                ===========        ===========        ===========        ===========

Net income                                                      $     9,628        $     6,762        $    20,104        $    17,050

Add convertible subordinated debenture interest,
   net of federal income tax effect                                     218                218                653                653
                                                                -----------        -----------        -----------        -----------

Adjusted net income                                             $     9,846        $     6,980        $    20,757        $    17,703
                                                                ===========        ===========        ===========        ===========

Per common and common equivalent share amount                   $       .38        $       .30        $       .83        $       .76
                                                                ===========        ===========        ===========        ===========

FULLY DILUTED
Average shares outstanding and to be issued                      21,910,297         20,927,005         21,612,947         20,702,575

Net effect of dilutive stock options and warrants
   having exercise prices less than the greater
   of the average or the end of period market price of
   the common stock using the treasury stock method               1,590,428            155,532            849,191            150,548

Common equivalent shares assuming conversion
   of convertible subordinated debentures                         2,423,125          2,400,000          2,423,125          2,400,000
                                                                -----------        -----------        -----------        -----------

Total common and common equivalent shares                        25,923,849         23,482,537         24,885,263         23,253,123
                                                                ===========        ===========        ===========        ===========

Net income                                                      $     9,628        $     6,762        $    20,104        $    17,050

Add convertible subordinated debenture interest,
   net of federal income tax effect                             $       218        $       218        $       653        $       653
                                                                -----------        -----------        -----------        -----------

Adjusted net income                                             $     9,846        $     6,980        $    20,757        $    17,703
                                                                ===========        ===========        ===========        ===========

Per common and common equivalent share amount                   $       .38        $       .30        $       .83        $       .76
                                                                ===========        ===========        ===========        ===========
